                                                                EXHIBIT 10.99

                              WITHDRAWAL AGREEMENT

     THIS WITHDRAWAL AGREEMENT (this "Agreement") is made and entered into this ___th day of January, 1997, by and among the ILLINOIS INSURANCE EXCHANGE (the "IIE"), the ILLINOIS INSURANCE EXCHANGE IMMEDIATE ACCESS SECURITY ASSOCIATION (the "IASA"), the ILLINOIS INSURANCE EXCHANGE GUARANTY FUND, INC. (the "Guaranty Fund"), TRANSCO SYNDICATE #1 LTD. (the "Syndicate"), and ALPINE INSURANCE COMPANY ("Alpine").

     WHEREAS, the IIE is an Illinois not-for-profit corporation which operates as an insurance exchange pursuant to Article V 1/2 (215 ILCS 5/107.01 et seq.) of the Illinois Insurance Code (the "Code");

     WHEREAS, the IASA is an Illinois not-for-profit corporation created pursuant to Section 107.26 of the Code;

     WHEREAS, the Guaranty Fund is an Illinois not-for-profit corporation created pursuant to Section 15.A.1. of the IIE Regulations (the "Regulations");

     WHEREAS, the Syndicate, an Illinois business corporation, is a syndicate on the IIE;

     WHEREAS, Alpine, an Illinois stock property and casualty insurance corporation, is a wholly owned subsidiary and reinsured of the Syndicate;

     WHEREAS, in May of 1996, the Syndicate notified the IIE of its intent to voluntarily withdraw from the IIE and cease operating as a syndicate on the IIE; and

     WHEREAS, this Agreement sets forth the terms of the Syndicate's voluntary withdrawal and plan for securing its claims and obligations, pursuant to
Section 23 of the Regulations.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:


                                  ARTICLE 1

                  WITHDRAWAL OF THE SYNDICATE FROM THE IIE

     1.1 Withdrawal. Subject to the Syndicate being in compliance with and not in breach of any provisions of this Agreement, the IIE hereby grants the Syndicate's petition to withdraw as a syndicate on the IIE effective as of the Effective Date (as defined in Section 2.1 below) in accordance with the terms and conditions of this Agreement, but the Syndicate or Alpine, as its successor, shall continue to be subject to the provisions of Sections 13, 15 and 22 of the Regulations. In this regard, the IIE, the IASA or the Guaranty Fund, as applicable, shall promptly notify Alpine of the receipt of any claim in connection with a policy issued by the Syndicate. Alpine shall have the right and duty to defend or settle, as it deems appropriate, any such claim against the IIE, the IASA or the Guaranty Fund, in accordance with the provisions of Section 22 of the Regulations. On and after the date hereof, the IIE shall promptly report to Alpine all claims made under policies issued by the Syndicate with respect to which the IIE receives notice. On the date hereof, the Syndicate shall (i) transfer all of its rights, assets, liabilities and obligations to Alpine, effective as of the Effective Date (as further described in Section 3.1 below),
(ii) change its corporate name to a name not including any reference to "Syndicate", "Exchange", or "Illinois Insurance Exchange"; and (iii) make any amendments to its Articles of Incorporation necessary to eliminate any corporate power as a syndicate member of the IIE and as an entity having any authority to engage in the business of insurance in Illinois or any other jurisdiction. On and after the date hereof, the Syndicate shall conduct no further activity as an insurance entity.

     1.2 Withdrawal of the Syndicate. The Syndicate, as an independent entity, shall not engage in the underwriting of new or renewal insurance or reinsurance business on or after the date of this Agreement so long as this Agreement remains in effect and shall not engage in any other activity that would constitute doing the business of insurance. Subject to the terms and conditions of this Agreement and in accordance with the provisions of Section 23 of the Regulations, the Syndicate shall withdraw as an active syndicate of the IIE, effective as of the Effective Date. After the Effective Date, Alpine shall be obligated, in the Syndicate's place, for all claims, loss adjustment expenses, return premiums or any other matters arising from policies written or reinsurance agreements entered into by the Syndicate while a member of the IIE, in accordance with the terms and provisions of this Agreement.


                                  ARTICLE 2

                               EFFECTIVE DATE

     2.1 Effective Date. Subject to the terms and conditions hereof, the Effective Date of the transaction contemplated by this Agreement shall be December 31, 1996.


                                  ARTICLE 3

                            SYNDICATE LIABILITIES

     3.1 Commutation and Transfer of Assets and Liabilities. Effective as of the Effective Date, the Syndicate shall transfer to Alpine, and Alpine shall assume and accept, all of the rights, assets, liabilities and obligations of the Syndicate, including the liabilities and obligations of the Syndicate to its policyholders and reinsureds, subject to the terms and conditions of this Agreement. The transfer of rights, assets, liabilities and obligations of the Syndicate to Alpine (the "Assignment and Assumption") will be consummated in accordance with an Assignment and


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Assumption Agreement in the form attached hereto as Exhibit A.  Effective immediately prior to the Assignment and Assumption, the reinsurance agreement between Alpine and the Syndicate, effective July 1, 1994, under which the Syndicate has assumed certain liabilities of Alpine under insurance contracts issued by Alpine (the "Alpine Treaty") will be commuted in accordance with a Commutation Agreement substantially in the form attached hereto as Exhibit B (the "Commutation Agreement"). In connection with such commutation, the Syndicate will transfer to Alpine the assets listed on Schedule 3.1 hereto, in consideration of (i) Alpine's reassumption of the loss, loss adjustment expense and unearned premium reserves (calculated as of September 30, 1996) relating to business ceded under the Alpine Treaty, and (ii) amounts due and not yet paid by the Syndicate to Alpine under the Alpine Treaty. The IIE's execution of this Agreement shall be an acknowledgment of its approval of the Commutation Agreement. With respect to the assets listed on Schedule 3.1 which are held in the Syndicate's IASA Custodial Account, the IIE and the IASA shall take any and all actions necessary to release and transfer such assets to Alpine on the date hereof.


      3.2 Trust Fund.

           (A) Establishment. In order to ensure the satisfaction of the obligations of the Syndicate and of Alpine to the Syndicate's creditors, policyholders and reinsureds, Alpine shall, on the date hereof, establish a trust fund with LaSalle National Bank or such other bank as is mutually agreed to by the parties for the payment of claims under insurance policies issued and reinsurance agreements entered into by the Syndicate and for all other obligations of the Syndicate on the terms described in
      Section 3.2(D) hereof (the "Trust Fund"). The Trust Fund shall be funded and administered, and a successor trustee may be appointed, in accordance with the terms of a Trust Agreement substantially in the form attached hereto as Exhibit C (the "Trust Agreement"). The Trust Fund shall be established solely for the benefit of the Syndicate's policyholders, reinsureds and other creditors. On the date hereof, all assets owned by the Syndicate immediately prior to the Assignment and Assumption (other than the assets listed on Schedule 3.1) including all assets released from the Syndicate's IASA Custodial Account as described in Section 4.1 hereof and not otherwise utilized for the payment of withdrawal fees owed to the IIE (as described in Section 5.1 hereof), but not including assets held in the Syndicate's Guaranty Fund Custodial Account or the stock of Alpine, shall be deposited into the Trust Fund. Upon the execution hereof, Alpine will provide the IIE with a schedule (to be known as Schedule 3.2(A)) of the assets to be deposited in the Trust Fund. Promptly after the date hereof, Alpine shall provide to the IIE an original copy of the bank records verifying such deposits.

           (B) Additional Deposits. On and after the date hereof, Alpine shall collect and remit to the trustee of the Trust Fund, promptly upon receipt and in the form received by Alpine: (1) 65% of all premiums, audit premiums or other consideration with respect to insurance policies issued and reinsurance assumed by the Syndicate; (2) any monies, credits, setoffs, allowances or commutation settlements received by Alpine from reinsurers with respect to reinsurance ceded by the Syndicate or with respect to Syndicate


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


      insurance business, other than reinsurance retroceded by the Syndicate with respect to risks assumed from Alpine under the Alpine Treaty ("Retrocession Amounts"), which Retrocession Amounts will be paid directly to Alpine from and after the effective date of the commutation of the Alpine Treaty; (3) all salvage and subrogation or any other recoveries arising from any policies issued and reinsurance agreements entered into by the Syndicate; and (4) any other assets received by Alpine which would have been payable to the Syndicate had the Assignment and Assumption not occurred. In the event that Alpine enters into a commutation agreement with respect to insurance business ceded by the Syndicate, Alpine promptly shall provide to the IIE either a copy of such commutation agreement or a summary providing pertinent information with respect to the commutation, at Alpine's option.

            (C) Reports. Alpine (or, with respect to subpart (1) below, the trustee) shall provide to the IIE the following reports:

                 (1) A monthly report prepared by the trustee with respect to the Trust Fund in the form that typically is prepared by the trustee with respect to trusts of this type which, to Alpine's knowledge, will show remittances to and disbursements from the Trust Fund together with a list of all assets in the Trust Fund and the market value of each asset, as of the end of each month, commencing in the month in which the Trust Fund is created. The market value of any real estate or mortgages held in the Trust Fund shall be determined on the basis of an appraisal conducted by an M.A.I. certified appraiser (a "Qualified Appraiser") within the 24 month period prior to the preparation of the report;

                 (2) On or before March 31 of each year, an annual actuarial valuation as of December 31 of the prior year, conducted by an actuary who is either a member or fellow of the Casualty Actuarial Society or the American Academy of Actuaries ("Qualified Actuary"), that sets forth the undiscounted value of unpaid losses and allocated loss adjustment expenses with respect to policies issued and reinsurance assumed by the Syndicate less the amount of reinsurance ceded by the Syndicate (or with respect to Syndicate insurance business) to unaffiliated reinsurers rated B+ (Very Good) or better by A.M. Best (the "Reserve Value"); and

                 (3) On or before March 31 of each year, an annual verified report by the president of Alpine or such other officer as is agreed by the IIE certifying that all disbursements and remittances have been made from and to the Trust Fund during the year ending the preceding December 31, only in accordance with the terms of this Agreement, and which categorizes the amount of disbursements made from the Trust Fund by "loss", "loss adjustment expense", "approved expense" and "other", and which categorizes the amount of remittances made to the Trust Fund in accordance with the categories set forth in Section 3.2(B) above.


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

           Except as stated above in Section 3.2(C)(3), the IIE shall not have the right to challenge the results or procedures used to generate such reports, or the individuals or entities which generate such reports. Nevertheless, the IIE shall have the right to ask questions of the trustee and the Qualified Actuary, each of whom shall be instructed by Alpine to respond as appropriate. Additionally, the IIE shall have the right to audit the Trust Fund, following reasonable notice to Alpine, at the IIE's sole expense. Notwithstanding the foregoing, in the event such an audit by the IIE reveals material deviations from Alpine's obligations pursuant to this Agreement, following Alpine's unsuccessful challenge of such audit results, Alpine shall reimburse the IIE for all of its audit expenses and the IIE shall retain all rights and remedies otherwise granted to the IIE under this Agreement.


           (D) Withdrawal of Assets. Alpine shall be permitted to make withdrawals from the Trust Fund in accordance with the Trust Agreement, and to liquidate assets held therein, for the purpose of paying (1) losses and allocated loss adjustment expenses under insurance and reinsurance policies and contracts issued by the Syndicate; (2) reinsurance premiums owed to unaffiliated reinsurers under reinsurance contracts entered into with respect to policies and contracts issued by the Syndicate, if, at the time the relevant reinsurance contract was entered into, the reinsurers were rated B+ or better by A.M. Best; (3) return premiums owed with respect to policies and contracts issued by the Syndicate; (4) trustee fees and Trust Fund expenses (but only from investment income); (5) withdrawal fees as described in Article 5 hereof;
      (6) unallocated loss adjustment expenses relating to losses under insurance and reinsurance policies issued by the Syndicate, as approved in advance by the IIE, which approval shall not be unreasonably withheld; and (7) other bona fide obligations of the Syndicate, as approved in advance by the IIE, which approval shall not be unreasonably withheld. Neither the Syndicate nor Alpine is currently aware of any existing liability of the Syndicate which is not reflected in the financial information attached hereto as Exhibit D. Alpine shall also have:

            (i) the right and obligation to "purchase" real estate assets out of the Trust Fund, for cash, at the fair market value thereof (determined in accordance with a "willing buyer/willing seller" appraisal conducted by a Qualified Appraiser not more than 24 months prior to the purchase), for the purpose of paying any obligation described in Section 3.2(D) above, on an "as needed basis", as determined in the reasonable judgment of Alpine;

            (ii) the right and obligation to "purchase" mortgage
                 assets out of the Trust Fund, for cash, for an amount equal to the lesser of (y) the outstanding principal balance of the mortgage note, or (z) 80% of the fair market value (determined in accordance with an appraisal conducted by a Qualified Appraiser not more than 24 months prior to the purchase) of the real estate to which the mortgage pertains, for the purpose of paying any obligation described in Section 3.2(D) above, on an "as needed basis", as determined in the reasonable judgment of Alpine;

            (iii) the right to sell or otherwise liquidate (or cause the trustee of the Trust Fund to sell or liquidate) assets in the Trust Fund at any time through sale or transfer on arms length terms to a person or entity not affiliated with Alpine or the Syndicate, provided that the proceeds of such sale or liquidation are deposited in the Trust Fund; provided, however, that (x) any such sale to a current or former syndicate of the IIE or any affiliate thereof shall not be consummated without the prior written approval of the IIE, which approval shall not be unreasonably withheld, and (y) Alpine shall provide 10 days' prior written notice to the IIE of any sale, liquidation or compromise of any asset which currently constitutes an "affiliated" investment of or obligation to the Syndicate or a "non-admitted" asset of the Syndicate;

            (iv) notwithstanding the provisions of subparagraph (iii) above, the right to sell to any person or entity or otherwise liquidate (or cause the trustee of the Trust Fund to sell or liquidate) the collateralized note of JBW & Co., Inc. now held by the Syndicate for aggregate proceeds of $2,000,000 or more, or, with the consent of the IIE, for a lesser amount, which consent shall not be unreasonably withheld; and

            (v) the right to withdraw all assets held in the Trust Fund upon the termination of the Trust Fund as described in Section 3.2(E) hereof.

      Other than the foregoing or as otherwise specifically set forth herein, Alpine shall make no withdrawals from the Trust Fund without the prior written consent of the IIE.

           (E) Termination of Trust Fund. At the election of Alpine, the Trust Fund shall be terminated, and all remaining assets therein shall immediately be transferred to Alpine, in the event that (i) an actuarial valuation by a Qualified Actuary results in a determination that the Reserve Value under policies issued or reinsurance assumed by the Syndicate is less than $2,000,000, and the policyholders' surplus of Alpine as of the date of Alpine's most recent certified audit on file with the Illinois Department of Insurance (the "Department") is greater than $10,000,000 (taking into account the value of the admitted assets in the Trust Fund and all liabilities of the Syndicate); or (ii) the IIE and the Guaranty Fund are dissolved or cease operations or the authority of the IIE or the Guaranty Fund is terminated and termination of the Trust Fund is approved or consented to by the Department. The termination of the Trust Fund shall not extinguish any other obligation of the parties hereunder except for the reporting obligations set forth in Subsection
      (C) hereof and shall not terminate the obligation of Alpine to pay any and all claims under the policies issued or reinsurance assumed by the Syndicate.

      3.3 Claims Handling. During the period of runoff of the Syndicate's insurance liabilities, and until all such claims and liabilities have been settled and paid, Alpine shall assume all responsibility for the handling of insurance claims relating to the Syndicate's policyholders and reinsureds, including, but not limited to, pursuing all rights of salvage, subrogation, and handling reinsurance notification and premium and reinsurance collections.

                                  ARTICLE 4

                FUNDS HELD BY THE IIE, IASA AND GUARANTY FUND

      4.1 IASA Account. On or prior to the date hereof, the IIE and IASA shall take any and all necessary actions to cause the closure of the Syndicate's IASA Custodial Account and shall release to the Trust Fund (or, with respect to the assets listed on Schedule 3.1 hereto, to Alpine) all funds and assets then held in the Syndicate's IASA Custodial Account and all funds held on behalf of the Syndicate in the IIE's claims paying account. On and after the date hereof, neither the Syndicate nor Alpine shall have any further obligation to or with respect to the IASA.

      4.2 Guaranty Fund.

           (A) Guaranty Fund Account. The Syndicate currently maintains in its Guaranty Fund Custodial Account assets having a market value of $1,000,000 or more. All interest or other income accrued or paid with respect to the Guaranty Fund Custodial Account shall inure to the benefit of Alpine. For as long as the Guaranty Fund Custodial Account contains cash or marketable assets with a market value of $1,000,000 or more less any amounts previously withdrawn by the Guaranty Fund, Alpine shall be permitted to withdraw at any time and from time to time all interest or other income earned with respect to assets in its Guaranty Fund Custodial Account. Alpine agrees to maintain this Account with cash or marketable assets with a market value of no less than $1,000,000 less any amounts previously withdrawn by the Guaranty Fund, for the period of time required under this Agreement and the Regulations in effect on the date of this Agreement with respect to withdrawing syndicates. The Syndicate's Guaranty Fund Custodial Account will continue to be available to the Guaranty Fund for a period of three (3) years from the date hereof (unless sooner released by resolution of the IIE Board of Trustees), to the extent provided in the Regulations in effect on the date of this Agreement. The Syndicate's Guaranty Fund Custodial Account shall be available for insolvencies determined prior to the date hereof or insolvencies determined within the three (3) year period following the date hereof, but only for losses arising on or before the date hereof. The Syndicate's Guaranty Fund Custodial Account shall be available for multiple insolvencies, but for any one insolvency, only to the extent of no more than the lesser of (i) $500,000 or (ii) a proportional share of the Guaranty Fund's obligations determined by dividing the estimated Guaranty Fund's aggregate obligations by the number of syndicates whose custodial accounts are then available (including successors of withdrawn syndicates). Except as set forth herein, neither the Syndicate nor Alpine shall have any further obligation to or with respect to the Guaranty Fund. Neither the Guaranty Fund nor the IIE shall withdraw or use assets held in the Syndicate's Guaranty Fund Custodial Account for any purpose other than as specifically permitted in this Agreement or as permitted under the terms of Section 15 of the Regulations as in effect on the date hereof. Notwithstanding anything herein to the contrary, in the event that the Regulations of the IIE relating to the maintenance of a Guaranty Fund Custodial Account by syndicate members of the IIE, or the Regulations relating to the continued maintenance of such accounts by syndicates which have withdrawn from the IIE, are revoked or revised in a manner which decreases the amount of assets required to be maintained, the exposure to claims to which such assets are subject, or the period of time during which such assets must be maintained in the Guaranty Fund Custodial Account, such changes shall be deemed to apply to the Syndicate (and Alpine) to the same extent as other syndicate members of the IIE.

           (B) Release of Guaranty Fund Account. At the next meeting of the IIE Board of Trustees following the execution of this Agreement, the Board shall adopt a standing resolution (a copy of which will be provided to Alpine promptly following adoption), which resolution shall not subsequently be amended or withdrawn, authorizing the release to Alpine, on the third annual anniversary of the date hereof, of all amounts remaining in the Syndicate's Guaranty Fund Custodial Account and not already finally determined to be available for insolvencies pursuant to the provisions of Section 4.2(A) hereof. In the event that a court of competent jurisdiction shall determine that any of the amounts released under this Section 4.2(B) should not have been released, Alpine shall indemnify the IIE, IASA or Guaranty Fund (as applicable) up to the amount determined to have been improperly released and shall reimburse the IIE, the IASA and the Guaranty Fund for all reasonable attorneys' fees and costs incurred by them in seeking to recover such amounts from Alpine, in the event that Alpine fails to pay such amounts within 15 days following written demand therefor by the IIE. In the event of any judicial proceeding seeking a determination that the Syndicate's Guaranty Fund Custodial Account was improperly released, the IIE, IASA or Guaranty Fund (as applicable) promptly shall provide notice thereof (and of any proposed settlement thereof) to Alpine, and Alpine shall have the right to defend the IIE, IASA and Guaranty Fund (as applicable) and to agree to any settlement thereof which would be payable by Alpine pursuant to this indemnification.

           (C) Continuing Protection by the Guaranty Fund. In the event that the Trust Fund has not previously been terminated by Alpine, and all funds and assets held in the Trust Fund, plus an amount equal to the policyholders' surplus of Alpine as reflected in its September 30, 1996 quarterly financial statement as filed with the Department, have been expended in satisfaction of liabilities and obligations of the Syndicate as described in this Agreement, the Guaranty Fund will, at that time, provide protection to policyholders and reinsureds under policies and reinsurance contracts issued by the Syndicate in the same manner as if the Syndicate had not withdrawn from the IIE. In such a circumstance, Alpine will thereafter be responsible only for the satisfaction of liabilities and obligations of the Syndicate in excess of those for which Guaranty Fund protection is available. If the Trust Fund is terminated, Alpine will be responsible for the satisfaction of all liabilities and obligations of the Syndicate, including obligations under policies and reinsurance contracts issued by the Syndicate. In the event that Alpine becomes insolvent, the Guaranty Fund will provide protection to policyholders and reinsureds under policies and reinsurance contracts issued by the Syndicate in the same manner as if the Syndicate had not withdrawn from the IIE. The exhaustion of all assets held in the Trust Fund through payments made in satisfaction of obligations of the Syndicate shall not be deemed to constitute a termination of the Trust Fund.

      4.3 Other Funds, Assets, Assessments and Fees. Except as otherwise agreed in writing by the Syndicate and the IIE, the IIE, IASA and Guaranty Fund hereby waive any right to recover from the Syndicate or Alpine any special assessments, penalties or fees incurred by the Syndicate prior to, on or subsequent to the date hereof.

      4.4 Geneva v. MESA Litigation Refunds. In the event that a refund is paid, or a credit against future assessments is granted by the IIE, with respect to funds contributed by syndicates for the payment of claims which were the subject of the Geneva v. MESA litigation, Alpine shall be entitled to receive a pro rata portion of any such refund, or to receive, in cash or as a credit against subsequent withdrawal fees owed (as described in Section 5.1 hereof), a pro rata portion of the amount of credits granted, which corresponds to the amount contributed to the payment of such claims by the Syndicate, as described in the IIE Board resolution attached hereto as Exhibit E. Any such cash refund shall be deposited into the Trust Fund.

                                  ARTICLE 5

                                WITHDRAWAL FEE

      5.1 Withdrawal Fee. The amount of the withdrawal fee pursuant to Section 23.B. of the Regulations is $496,437.39, and such withdrawal fee shall be payable by the Syndicate or Alpine, by corporate check or by transfer from the Trust Fund, to the IIE as follows:

            (A) $165,479.13 shall be paid upon the execution of this Agreement, through withdrawal from the Syndicate's IASA Custodial Account (which withdrawal right is hereby granted by the IIE and the IASA);

            (B) $165,479.13 shall be paid on the first annual anniversary of the date of execution of this Agreement; and

            (C) $165,479.13 shall be paid on the second annual anniversary of the date of execution of this Agreement.


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

Such amounts payable by the Syndicate or Alpine shall be used by the IIE only as provided in Section 23.B. of the Regulations as in effect on the date hereof and not as part of a capitalization of or investment in any other entity.


                                  ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF THE SYNDICATE AND ALPINE

      6.1 Representations and Warranties. In order to induce the IIE, IASA and Guaranty Fund to enter into this Agreement and to perform their respective obligations hereunder, and acknowledging that the IIE, IASA and Guaranty Fund will have relied on the representations and warranties made by the Syndicate and Alpine in entering into this Agreement, the Syndicate and Alpine represent and warrant as follows:

           (A) Organization. The Syndicate is a corporation duly organized, existing and in good standing under the laws of the State of Illinois. Alpine is an insurance corporation duly organized and existing under the laws of the State of Illinois.

           (B) Due Authorization; Execution and Delivery. The Syndicate and Alpine have the corporate power and authority to enter into and perform their obligations under this Agreement. The Syndicate and Alpine have taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement is enforceable against the Syndicate and Alpine in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general principles of equity including the exercise of judicial discretion in connection therewith.

           (C) No Conflicts. Except as provided elsewhere in this Agreement, the execution and delivery of this Agreement and the performance by the Syndicate and Alpine of their respective obligations hereunder will not conflict with, or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien or charge under, any material agreement or instrument to which the Syndicate or Alpine is a party or by which the Syndicate or Alpine may be bound, nor, to the Syndicate's or Alpine's knowledge, will any such action violate any statute, law, rule or regulation or any order, judgment, injunction or decree of any court or governmental authority binding upon or affecting the Syndicate or Alpine.

           (D) Approvals and Filings. Except as provided elsewhere in this Agreement, to the Syndicate's or Alpine's knowledge, no approval, certification, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental, regulatory or other authority, body or entity, or court, is required to be obtained or made by either party hereto for the consummation of the transaction contemplated by this Agreement.

           (E) Miscellaneous. To the Syndicate's knowledge: (i) all policies written by the Syndicate have been reported to the IIE and all policies bound at the IIE actually have been issued; (ii) all known reported losses have been disclosed to the IIE, and all such losses and the current reserves for those losses as of September 30, 1996 are shown in
      Schedule 6.1(E)(ii) attached hereto; (iii) the Syndicate has not entered into any agreements whereby it has assumed liabilities by reinsurance or otherwise that have not been disclosed in writing to the IIE; (iv) the Syndicate has not facultatively ceded any insurance liabilities other than those that have been disclosed in writing to the IIE; (v) none of the executive officers of the Syndicate nor its claims manager has actual knowledge of any circumstances that are likely to result in liability against the Syndicate or the IIE for bad faith claims handling or punitive damages; (vi) the Syndicate has no actual or potential material insurance claims that would not be reinsured by one or more of its reinsurance agreements because of late notice or any breach of condition; and (vii) the data, statistics, information and records provided to the IIE by the Syndicate were true, correct and complete in all material respects at the time provided.

           (F) Payments under Alpine Treaty. No payments have been made by the Syndicate to Alpine pursuant to the Alpine Treaty after September 30, 1996.

                                  ARTICLE 7

                  REPRESENTATIONS AND WARRANTIES OF THE IIE,
                            IASA AND GUARANTY FUND

      7.1 Representations and Warranties. In order to induce the Syndicate and Alpine to enter into this Agreement and to perform their obligations hereunder, and acknowledging that the Syndicate and Alpine will have relied on the representations and warranties made by the IIE, IASA and Guaranty Fund in entering into this Agreement, the IIE, IASA and Guaranty Fund represent and warrant to the Syndicate and Alpine as follows:

           (A) Organization. The IIE is a not-for-profit corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Illinois. The IASA and the Guaranty Fund are not-for-profit corporations duly organized, validly existing and in good standing under the laws of the State of Illinois.

           (B) Due Authorization; Execution and Delivery. Each of the IIE, IASA and Guaranty Fund has the power and authority to enter into and perform its obligations under this Agreement. Each of the IIE, IASA and Guaranty Fund has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement is enforceable against the IIE, IASA and Guaranty Fund in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general principles of equity including the exercise of judicial discretion in connection therewith.

           (C) No Conflicts. Except as provided elsewhere in this Agreement, the execution and delivery of this Agreement and the performance by the IIE, IASA and Guaranty Fund of their obligations hereunder will not conflict with, or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien or charge under, any agreement or instrument to which the IIE, IASA or Guaranty Fund is a party or by which the IIE, IASA or Guaranty Fund may be bound, nor will any such action violate any statute, law, rule or regulation or any order, judgment, injunction or decree of any court or governmental authority binding upon or affecting the IIE, IASA or Guaranty Fund.

           (D) Approvals and Filings. Except as provided elsewhere in this Agreement, to the IIE's, IASA's and Guaranty Fund's knowledge, no approval, certification, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental, regulatory or other authority, body or entity, or court, is required to be obtained or made by any party hereto for the consummation of the transaction contemplated by this Agreement.

           (E) Other Funds. None of the IIE, IASA or Guaranty Fund holds any funds of the Syndicate pursuant to Article V 1/2 of the Illinois Insurance Code or the Regulations, other than those specified herein.


                                  ARTICLE 8

                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      8.1 Survival. The foregoing representations and warranties of the Syndicate, Alpine the IIE, the IASA and the Guaranty Fund in Articles 6 and 7 of this Agreement, in other Articles or Sections of this Agreement, and in any document delivered to the other parties pursuant to the terms and conditions of this Agreement shall be deemed made upon the signing of this Agreement and shall be fully effective and enforceable without time limit.


                                  ARTICLE 9

             CONDITIONS TO THE IIE'S, IASA'S AND GUARANTY FUND'S
                                 OBLIGATIONS

      9.1 Conditions to IIE, IASA and Guaranty Fund Obligations. The obligations of the IIE, IASA and Guaranty Fund to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, unless otherwise waived in writing by the IIE, IASA and Guaranty Fund, as applicable:

           (A) Assignment and Assumption. The Department shall have approved the Assignment and Assumption, and, if necessary, this Agreement and the Trust Agreement, or the applicable notice period with respect to the Assignment and Assumption shall have expired. Copies of any required approval received from the Department shall be provided by the Syndicate or Alpine to the IIE upon the execution hereof.

           (B) Trust Fund. The IIE shall have received a fully executed copy of the Trust Agreement, and evidence that Alpine shall have funded the Trust Fund in accordance with the provisions of Section 3.2(A) above.

           (C) Guaranty Fund Custodial Account Funding. The Syndicate shall have sent a letter by certified U.S. mail to the custodian bank (and provided a copy to the IIE) stating that unless the custodian bank receives a certified resolution from the IIE with different instructions, the custodian shall not distribute to the Syndicate, for a period of three (3) years from the date hereof, assets or investment income if immediately thereafter the Guaranty Fund Custodial Account, account number 46-6857-70-3 at LaSalle National Bank in Chicago, Illinois would have assets with an aggregate fair market value of less than $1,000,000 less any amounts previously withdrawn by the Guaranty Fund pursuant to
      Section 4.2(A) hereof. Except as otherwise specified in this Agreement, the minimum required balance (except in the case of a reduced required balance resulting from the withdrawal of funds by the Guaranty Fund) can only be reduced pursuant to a certified resolution from the IIE Board of Trustees, any successor thereto or any other body authorized to reduce such required balance.

           (D) Withdrawal Fee. The IIE shall have received from the Syndicate the first installment of the withdrawal fee, as described in Section 5.1 above.

           (E) Representations and Warranties Certificate. The representations and warranties of the Syndicate and Alpine set forth in Article 6 of this Agreement shall be true and complete in all material respects, and the Syndicate and Alpine shall have materially performed and complied with all of their obligations, covenants, conditions and agreements under this Agreement to be performed or complied with by them on or prior to the date hereof. Upon the execution hereof, the Syndicate and Alpine each shall deliver to the IIE a certificate duly executed by its President, dated as of the date hereof, certifying that, to his knowledge: (i) the representations and warranties of each of the Syndicate and Alpine set forth in Article 6 of this Agreement are true and complete in all material respects as of the date hereof; and (ii) each of the Syndicate and Alpine, respectively, has fully performed and complied with, in all material respects, all obligations, covenants, conditions and agreements required by this Agreement to be performed or complied with by it on or prior to the execution hereof.

           (F) Resolutions. Upon the execution hereof, each of the Syndicate and Alpine shall deliver to the IIE copies of each resolution adopted by the Syndicate's and Alpine's respective directors approving and adopting this Agreement, and approving and authorizing the consummation of the transaction contemplated hereby, accompanied by a certificate of the respective Secretaries of the Syndicate and Alpine, dated as of the date hereof and certifying: (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is then in full force and effect, without amendment.

           (G) Resignation. On or before the date hereof, John T. Clark shall tender his resignation from his position as trustee on the IIE Board of Trustees.

                                 ARTICLE 10

            CONDITIONS TO THE SYNDICATE'S AND ALPINE'S OBLIGATION

      10.1 Conditions to Syndicate and Alpine Obligations. The obligation of the Syndicate and Alpine to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, unless otherwise waived in writing by the Syndicate:

           (A) Assignment and Assumption. The Department shall have approved the Assignment and Assumption, and, if necessary, this Agreement and the Trust Agreement, or the applicable notice period with respect to the Assignment and Assumption shall have expired.

           (B) Trust Fund. The Syndicate or Alpine shall have received an executed acknowledgement of the IIE with respect to the Trust Agreement described in Section 3.2 above.

           (C) IASA Account. The IIE shall have provided the Syndicate or Alpine with a resolution of the IIE's Board of Trustees, certified by the Secretary of the IIE, reducing the required balance of the Syndicate's IASA Custodial Account to zero and directing disbursement of the assets in the Account as per Section 4.1 hereof. The IIE, the IASA and the Guaranty Fund hereby covenant and agree to take any and all other or additional actions as may be necessary to cause the release of the Syndicate's IASA Custodial Account as described in Section 4.1 hereof.

           (D) Representations and Warranties Certificate. The representations and warranties of the IIE, IASA and Guaranty Fund set forth in Article 7 of this Agreement shall be true and complete in all material respects, and the IIE, IASA and Guaranty Fund shall have materially performed or complied with all of their respective obligations, covenants, agreements and conditions under this Agreement to be performed or complied with by them on or prior to the date hereof. Upon the execution hereof, the IIE, IASA and Guaranty Fund each shall deliver to the Syndicate or Alpine a certificate duly executed by its Chief Executive Officer or other authorized officer, dated as of the date hereof, certifying that, to his knowledge: (i) the representations and warranties of each of the IIE, IASA and Guaranty Fund, respectively, set forth in Article 7 of this Agreement are true and complete in all material respects as of the date hereof; and (ii) each of the IIE, IASA and Guaranty Fund, respectively, has fully performed and complied with, in all material respects, all obligations, covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the execution hereof.

           (F) Resolutions. Upon the execution hereof, each of the IIE, IASA and Guaranty Fund shall deliver to the Syndicate and Alpine copies of each resolution adopted by the IIE's, IASA's and Guaranty Fund's respective directors approving and adopting this Agreement, and approving and authorizing the consummation of the transaction contemplated hereby, accompanied by a certificate of the respective Secretaries of the IIE, IASA and Guaranty Fund, dated as of the date hereof and certifying: (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is then in full force and effect, without amendment.


                                  ARTICLE 11

                                   RELEASES


      11.1 Syndicate Release. The Syndicate, for itself and its affiliates, officers, directors, employees, shareholders, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "Syndicate Releasing Parties"), fully and forever remise, release and discharge the IIE, IASA and Guaranty Fund, and all of their respective affiliates, officers, trustees, directors, employees, shareholders, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "IIE Released Parties"), of and from any and all manner of action or actions, cause or causes of actions, suits, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, understandings, promises, claims, debts, proceedings, causes of action, controversies, costs, expenses, damages, and demands whatsoever (including, but not limited to, any claims that the Syndicate may have against the IIE, IASA or Guaranty Fund), of any kind or nature, in law, equity or otherwise, whether known or unknown, matured or unmatured, suspected or unsuspected (collectively, "Claims"), which any of the Syndicate Releasing Parties has had, now has or hereafter can, shall or may have against the IIE Released Parties or any of them, for or by reason of or arising out of or in any way related to the activities of the IIE Released Parties while the Syndicate was a syndicate on the IIE. Notwithstanding the foregoing, the Syndicate Releasing Parties expressly do not remise, release or discharge, and expressly retain, all Claims they now have or hereafter can, shall or may have against the IIE or the Guaranty Fund, for or by reason of or arising out of or in any way related to (1) a breach of obligations arising from this Agreement, or (2) any and all continuing obligations of the IIE or the Guaranty Fund with respect to all contracts of insurance or reinsurance entered into by the Syndicate while it was a syndicate on the IIE. In addition, the foregoing release shall not affect the rights of any Syndicate Releasing Party to indemnification, reimbursement or financial protection with respect to claims against such person arising out of his current or former status as a member of the IIE Board of Trustees, in accordance with the By-laws of the IIE or any applicable insurance coverage.

     11.2 IIE, IASA and Guaranty Fund Release. The IIE, IASA and Guaranty Fund, for themselves and their respective affiliates, officers, trustees, directors, employees, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "IIE Releasing Parties"), fully and forever remise, release and discharge the Syndicate and all of its affiliates, officers, directors, employees, shareholders, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "Syndicate Released Parties"), of and from any and all manner of action or actions, cause or causes of actions, suits, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, understandings, promises, claims, debts, proceedings, causes of action, controversies, costs, expenses, damages, and demands whatsoever (including, but not limited to, any claims that the IIE, IASA or Guaranty Fund may have against the Syndicate), of any kind or nature, in law, equity or otherwise, whether known or unknown, matured or unmatured, suspected or unsuspected, which any of the IIE Releasing Parties has had, now has or hereafter can, shall or may have against the Syndicate Released Parties or any of them, for or by reason of or arising out of or in any way related to the business engaged in by or the activities of the Syndicate while a syndicate on the IIE. Notwithstanding the foregoing, the IIE Releasing Parties expressly do not remise, release or discharge, and expressly retain, all Claims they now may have or hereafter can, shall or may have against the Syndicate or Alpine, for or by reason of or arising out of or in any way related to (1) a breach of obligations arising from this Agreement, or (2) any and all continuing obligations of the Syndicate or Alpine with respect to all contracts of insurance or reinsurance entered into by the Syndicate while it was a syndicate on the IIE.

     11.3 Full Release. Except as noted above, these releases are intended to be effective as full and final accords, satisfactions and general releases of all past, present and future liabilities and obligations owed by each party to the others.

                                 ARTICLE 12

                               INDEMNIFICATION

     12.1 Indemnification. Each party hereto (the "Indemnifying Party") shall indemnify and defend the other parties and their shareholders, trustees, officers, directors, employees, attorneys, agents, representatives, successors and assigns (collectively, the "Indemnified Parties") and hold the Indemnified Parties harmless from and against any and all loss, cost, damage, liability or expense (including, but not limited to, reasonable attorneys' fees ) suffered or incurred by the Indemnified Parties as a result of the Indemnifying Party's breach of any representation, warranty, covenant or agreement contained herein. The Indemnified Parties shall promptly notify the Indemnifying Party of any claim as to which recovery may be sought against the Indemnifying Party under this Section 12.1. Any notice given pursuant to this
Section 12.1 shall contain a detailed statement of the nature and basis of the claim, the identity of the claimant, the demand and relief sought or requested by the claimant, and shall be accompanied by copies of all materials in the possession of the Indemnified Parties which reasonably relate to such claim. Subject to the foregoing provisions of this Section 12.1, the right to indemnification hereunder shall be affected by failure of the Indemnified Parties to give such notice and related materials or delay by the Indemnified Parties in giving such notice or related materials only to the extent that the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice or related materials.


                                 ARTICLE 13

                                MISCELLANEOUS

     13.1 Further Assurances. From time to time on and after the date hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transaction contemplated by this Agreement, in accordance with the terms and conditions hereof, including, but not limited to: (a) using reasonable efforts to remove any legal impediment to the consummation or effectiveness of such transaction; and (b) the execution and delivery of all such agreements, assignments and further instruments of transfer and conveyance necessary, proper and advisable to consummate and make effective the transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

     13.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     13.3 Remedies. In the event of any breach of the obligations imposed by this Agreement, the parties hereto shall have all rights and remedies available to them at law or in equity. In the event of any litigation among the parties hereto concerning the construction, breach or enforcement of any of the obligations of the parties hereunder, the prevailing party shall be entitled to recover attorneys' fees and other out-of-pocket costs incurred in investigating and prosecution or defending such litigation; provided, however, that in the event that there shall be more than one prevailing party, such fees and costs shall be awarded in such a manner as the court shall determine to be most consistent with the relative merits and amount of the prevailing claims.

     13.4 Exhibits and Schedules. Each of the exhibits and schedules referred to in or and attached to this Agreement is incorporated herein and made a part hereof by reference with the same effect as if set forth herein at length.

     13.5 Successors. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

     13.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were amended and reformed so as to make it valid and enforceable to the maximum extent permitted under law and within the general intent of the original provision.

     13.7 Headings. Section headings are included in this Agreement for convenience only and shall not affect the meaning or interpretation of this Agreement.

     13.8 Entire Agreement and Amendments. This Agreement, and the exhibits and schedules referred to in or attached to this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and unless otherwise stated herein, supersede any previous agreements, whether oral or written, regarding the subject matter hereof. This Agreement may be amended only by a written instrument signed by the parties hereto.

     13.9 Assignment. Except for the assignment to Alpine of the rights and obligations of the Syndicate, this Agreement and the rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of all of the other parties.

     13.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

     13.11 Waiver. No restriction, condition, obligation or provision contained in this Agreement shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof that may occur.

     13.12 Notices or Other Communications. Any notice or other communication required to be sent to any party hereto pursuant to this Agreement shall be sent by facsimile transmission to be followed by U.S. Postal Service Express Mail, Next Day Service, overnight courier, or by personal delivery, as follows:

     (A) To the IIE, IASA or Guaranty Fund:
                          311 South Wacker Drive, Suite 400
                          Chicago, Illinois  60606
                          Attn:  Gerald F. Murray, Esq.


     (B) To the Syndicate or Alpine:
                          Alpine Insurance Company
                          c/o Exstar Financial Corporation
                          2029 Village Lane
                          Solvang, California  93463
                          Attn: Steven C. Shinn


         with a copy to:  Katten Muchin & Zavis
                          525 West Monroe Street
                          Suite 1600
                          Chicago, Illinois  60661-3693
                          Attn:  Lori L. Meehan, Esq.


     13.13 No Third Party Beneficiaries. No person or entity other than the parties hereto and their successors shall have any right to enforce or seek enforcement of this Agreement.

     13.14 Recitals. The recitals and prefatory phrases and paragraphs set forth above are incorporated in full in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above indicated.

                                        ILLINOIS INSURANCE EXCHANGE


                                        By:________________________________
                                        Name:______________________________
                                        Its:_______________________________


                                        ILLINOIS INSURANCE EXCHANGE
                                        IMMEDIATE ACCESS SECURITY ASSOCIATION


                                        By:________________________________
                                        Name:______________________________
                                        Its:_______________________________


                                        ILLINOIS INSURANCE EXCHANGE
                                        GUARANTY FUND, INC.


                                        By:________________________________
                                        Name:______________________________
                                        Its:_______________________________


                                        TRANSCO SYNDICATE #1 LTD.


                                        By:________________________________
                                        Name:______________________________
                                        Its:_______________________________


                                        ALPINE INSURANCE COMPANY


                                        By:________________________________
                                        Name:______________________________
                                        Its:_______________________________